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                                                                    EXHIBIT 10.2


                                 FIRST AMENDMENT

                                       TO

                      AGREEMENT AND PLAN OF REORGANIZATION


     This First Amendment (this "Amendment") is dated as of June 16, 1999, and is made to the Agreement and Plan of Reorganization, dated as of January 21, 1999 (the "Original Agreement"), among FSI International, Inc., a Minnesota corporation ("Parent"), BMI International, Inc., a Minnesota corporation and wholly owned subsidiary of Parent, and YieldUP International Corporation, a Delaware corporation ("YieldUP").

     Whereas, Section 2.01(c) of the Original Agreement currently provides an incorrect dollar amount to be paid to former YieldUP stockholders in lieu of the issuance of fractional shares of Parent Common Stock;

     Whereas, Section 8.01(b) of the Original Agreement currently provides that either Parent or YieldUP may terminate the Original Agreement if the Merger shall not have been consummated within 150 days of January 21, 1999; and

     Whereas the parties to the Original Agreement desire to amend that agreement to revise Sections 2.01(c) and 8.01(b) thereof.

     Now, therefore, the parties hereby agree to amend the Original Agreement as follows:

     1. Fractional Shares. The reference in Section 2.01(c) of the Original Agreement to "$1.8806" is hereby amended to read "$12.00."

     2. Termination Date. Section 8.01(b) of the Original Agreement is hereby amended and restated in its entirety to read as follows:

          (b) by either Parent or YieldUP by action of its Board of Directors if the Merger shall not have been consummated on or before August 31, 1999 (provided that the right to terminate this Agreement under this Section 8.01(b) shall not be available to a party whose failure to fulfill any obligation under this Agreement has been the cause of or resulted in the failure of the Merger to occur on or before such date);

     3. Defined Terms. All capitalized terms used but not defined in this Amendment have the meanings given them in the Original Agreement. All references in the Original Agreement to "this Agreement" mean the Original Agreement as amended by this Amendment.

     4. Continuing Effect. Except as modified by this Amendment, the Original Agreement remains in full force and effect, without change.

     In witness whereof, the parties have caused this Amendment to be signed by their respective officers thereunto duly authorized as of the date first written above.

                                        FSI INTERNATIONAL, INC.

                                        By: Benno G. Sand
                                        Its: Chief Administrative Officer


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                             BMI INTERNATIONAL, INC.


                                        By: Benno G. Sand
                                            ------------------------------------
                                            Its: Chief Administrative Officer


                                        YIELDUP INTERNATIONAL CORPORATION

                                        By: Raj Mohindra
                                            ------------------------------------
                                            Its: President and CEO



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